EXHIBIT 23.2






      INDEPENDENT AUDITORS' CONSENT



The Board of Directors
CAI Wireless Systems, Inc.

We   consent  to  the  incorporation   by
reference  in  the registration statement
(No. 0-22888) on Form S-8 of CAI Wireless
Systems, Inc. of  our  report dated March
21,  1997,  relating to the  consolidated
balance sheet  of  CS  Wireless  Systems,
Inc. and subsidiaries as of December  31,
1996   and   the   related   consolidated
statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the March
31,  1997  Annual Report on Form 10-K  of
CAI Wireless Systems, Inc.



                                    KPMG
Peat Marwick LLP


Dallas, Texas
June 26, 1997